As filed with the
                                                      Securities and Exchange
                                                 Commission on April 23, 1998
	                                                Registration No. 333-______


                         SECURITIES AND EXCHANGE COMMISSION


                              Washington, D.C. 20549





                                    FORM S-8


                              REGISTRATION STATEMENT


                                       Under
                            The Securities Act of 1933





                                   FAFCO, INC.


             (Exact name of Registrant as specified in its charter)








California                                                   94-2159547

(State of Incorporation)               (I.R.S. Employer Identification No.)




                          2690 Middlefield Road
                      Redwood City, California 94063

(Address, including zip code, of Registrant's principal executive offices)






                             1991 STOCK OPTION PLAN


                            (Full title of the plan)


                                FREEMAN A. FORD
                     President and Chief Executive Officer
                                   FAFCO, Inc.
                              2690 Middlefield Road
                         Redwood City, California 94063
                                 (650) 363-2690

         (Name, address, and telephone number, including area code, of agent for service)



                                    Copy to:


                            ANN YVONNE WALKER, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                           Professional Corporation
                             650 Page Mill Road
                             Palo Alto, CA 94304
                               (650) 493-9300


	                      CALCULATION OF REGISTRATION FEE


Title of Securities  Amount to be  Proposed          Proposed    Amount of
to be Registered     Registered    Maximum           Maximum     Registration
                                   Offering          Aggregate   Fee
                                   Price Per Share   Offering
                                                     Price
Common Stock issuable
under 1991 Stock
Option Plan          250,000 (1)   $ 1.25/sh (2)     $ 312,500(2) $ 92.19


(1)	The shares to be registered under this Registration Statement represent additional shares authorized to be issued under the 1991
Stock Option Plan.  An aggregate of 250,000 shares were previously registered on Registrant's registration statement on Form S-8 (SEC File No. 33-76220) filed with the Securities and Exchange Commission on March 10, 1994. Pursuant to Rule 429, this prospectus relating to this Registration Statement also constitutes the prospectus relating to such previously filed
registration statement. (2)	Estimated in accordance with Rule 457(c) under
the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. Because the price at which options to be granted in the future may be exercised is not currently determined, computation is based upon the average of the bid and asked price of the Common Stock in the over-the-counter market as of the close of business on April 21, 1998.

                                	FAFCO, INC.

                     REGISTRATION STATEMENT ON FORM S-8

                                  	PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 250,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1991 Stock Option Plan. The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") relating to the Registrant's 1991
Stock Option Plan (SEC File No. 33-76220) is incorporated herein by reference.

Item 3.	Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the
Commission:

1.	The Registrant's annual report on Form 10-K for the fiscal year ended
December 31, 1997.

2.	The description of Registrant's Common Stock contained in Registrant's
Registration Statement on Form 8-A, filed January 26, 1982 pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), including any amendment or report filed for purposes of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

        Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 317 of the California General Corporation Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under
Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (directors' liability for improper dividends, loans and guarantees).
Section 317 does not extend to acts or omissions of a director in his or her capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the California General Corporation Law.
The Company also maintains insurance policies that insure its officers and directors against certain liabilities.


Item 7.	Exemption from Registration Claimed

        Not Applicable.


Item 8.	Exhibits


Exhibit
Number                    Document


4.1 Registrant's 1991 Stock Option Plan and form of Stock Option Agreement used thereunder.

5.1      Opinion of Counsel as to legality of securities being registered.

23.1     Consent of Burr, Pilger & Mayer, Independent Auditors.

23.2     Consent of Counsel (contained in Exhibit 5.1).

24.1     Power of Attorney (see page 6).


Item 9.		Undertakings

   (a)	  The undersigned Registrant hereby undertakes:

         (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities
Act,each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action,suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, FAFCO, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 23 day of April, 1998.

                                				FAFCO, INC.


                                				By:
                                 /S/Alex N. Watt, Executive Vice
                                    President and Chief Financial Officer

	                                   POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Freeman A. Ford and Alex N. Watt, or either of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                        Date


/S/Freeman A. Ford     Chairman of the Board, President       April 23,1998
                       and Chief Executive Officer
                       (Principal Executive Officer) and
                       Director



/S/Alex N. Watt        Vice President, Finance &              April 23, 1998
                       Administration and Chief Financial
                       Officer (Principal Financial and
                       Accounting Officer)


/S/William A. Berry    Director                               April 23,1998

/S/Robert W. Selig, Jr.Director                               April 23, 1998

                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549




                                    EXHIBITS



                      Registration Statement on Form S-8

                                  FAFCO, INC.

INDEX TO EXHIBITS



       Number      	                              Description


	4.1*	Registrant's 1991 Stock Option Plan

	5.1		Opinion of Counsel as to legality of securities being registered

	23.1		Consent of Burr, Pilger & Mayer, Independent Auditors

	23.2		Consent of Counsel  (contained in Exhibit 5.1)

	24.1		Power of Attorney (see page 6)

EXHIBIT 5.1

(*) Incorporated by reference to Exhibit file with Registrant's Annual Report on Form 10K for the fiscal year ended December 31, 1994.





April 27, 1998

FAFCO, Inc.
2960 Middlefield Rd.
Redwood City, CA 94063

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined (i) the Registration Statement on Form S-8 (the Registration Statement) to be filed by FAFCO, Inc., a California corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about April 27, 1998 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 250,000 shares of Common Stock (the "Shares") reserved for issuance upon exercise of options granted under the Company's to be 1991 Stock Option Plan (the "1991 Stock Plan"), and (ii) the Prospectus dated as of the filing date of the Registration Statement that relates to the 1991 Stock Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act the "Prospectus"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the shares by the Company under the 1991 Stock Plan.

It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the shares pursuant to the Registration Statement, the Prospectus and the 1991 Stock Plan. The Shares when issued in compliance with the provisions of the 1991 Stock Plan, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectus and any subsequent amendment thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation




/s/ WILSON SONSINI GOODRICK & ROSATI
    Professional Corporation

	EXHIBIT 23.1



	CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 1998, which appears in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997.



/s/ BURR, PILGER & MAYER


San Francisco, California
April 21, 1998



This Registration Statement has several tables set up using tabbing, instead of tables or columns. This is a rush revision right now, but in the near future, those tables need to be properly formatted.

Thanks!
 TABLE DEF HERE
 This is CG Times 12pt

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